                                    EXHIBIT 11

                      Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 18, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of Partners Value Fund, series of Weitz Partners, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Auditor" and "Auditor" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
July 28, 2003